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                                                                    EXHIBIT 23.2



                          [PETERSON & CO. LETTERHEAD]



                         INDEPENDENT AUDITORS' CONSENT

We consent to the reference of our firm under the caption "Experts" and to the incorporation by reference in Form 10-KSB, Annual Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended November 30, 1997, of CardioDynamics International Corporation of our report dated February 25, 1997 (except for Note 14, as to which the date is March 6, 1997) on the financial statements of CardioDynamics International Corporation for the fiscal year ended November 30, 1996.

                                        /s/ Peterson & Co.
                                        PETERSON & CO.

San Diego, California
March 12, 1998